UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

PERRIGO COMPANY PLC

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

+353 1 7094000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2015, the Board of Directors of Perrigo Company plc (the “Company”) and the Remuneration Committee of the Board of Directors approved amendments to the performance measurement periods for the performance-based restricted stock unit (“PRSU”) awards related to the Company’s 2013 and 2014 PRSU awards (the “Amendments”) granted under the Company’s 2013 Long-Term Incentive Plan.

The Amendments change the remaining performance measurement periods on each of the 2013 and 2014 grants to align with the next two financial reporting periods of the Company under its previously disclosed change in fiscal year end from the Saturday ending on or about June 30 to December 31. As amended, the performance measurement periods are as follows:

2013 Grants	Original Measurement Periods	As Amended
Year One	June 30, 2013 – June 28, 2014	June 30, 2013 – June 28, 2014
Year Two	June 29, 2014 – June 27, 2015	June 29, 2014 – June 27, 2015
Year Three	June 28, 2015 – June 25, 2016	June 28, 2015 – December 31, 2015

2014 Grants
Year One	June 29, 2014 – June 27, 2015	June 29, 2014 – June 27, 2015
Year Two	June 28, 2015 – June 25, 2016	June 28, 2015 – December 31, 2015
Year Three	June 26, 2016 – July 1, 2017	January 1, 2016 – December 31, 2016

The Amendments retain the original service requirement, such that the recipients must remain employed with the Company through the original vesting dates of the applicable grants. Forms of the Amendments are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Forms of Amendments to Performance-Based Restricted Stock Unit Award Agreements under the Perrigo Company plc 2013 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC
(Registrant)

	By:	/s/ Todd W. Kingma
Dated: June 26, 2015		Todd W. Kingma
Executive Vice President, General Counsel
and Secretary

Exhibit Index

99.1	Forms of Amendments to Performance-Based Restricted Stock Unit Award Agreements under the Perrigo Company plc 2013 Long-Term Incentive Plan.